                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /_/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO PARTNERS III, L.P.
                         CRESCENDO INVESTMENTS III, LLC
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

      /_/   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

      Item 1: On August 24, 2007,  Arnaud Ajdler  delivered the following letter to Institutional Shareholder Services Inc.:

August 24, 2007

BY EMAIL AND FACSIMILE

Mr. Christopher Young
Institutional Shareholder Services
2099 Gaither Road
Rockville, MD 20850-4045

Dear Chris:

Topps  just  sent a  letter  to  shareholders.  I  believe  that the  letter  is misleading  and omits certain key facts.  As a follow-up to our  discussions,  I wanted to highlight certain of these issues.

   1. Topps focuses on the multiple of 2007 EBITDA but fails to mention that the multiple  based on 2008 EBITDA is  significantly  lower.  Past margins are depressed and  therefore  the multiple  based on the 2007 EBITDA number is not meaningful.
   2. Topps  focuses  on the high  level of equity  that  Tornante  and  Madison
      Dearborn  are  putting  into the deal.  That shows you that  Tornante  and
      Madison Dearborn believe that there is a tremendous  opportunity to create value since it shows that the private  equity buyers believe that they can get to their  target IRRs (of at least 20% per annum) even though they are working with less leverage.
   3. Despite  what the Company  keeps  telling  stockholders,  there was not an extensive and thorough value-maximization process. Only three parties were contacted  prior to signing the Merger  Agreement.  In addition,  the four members  of the ad hoc  committee  (including  Steve  Greenberg  and Allan
      Feder) were disappointed with Lehman's performance and focus.
   4. Topps fails to mention that the go-shop  provision of the Merger Agreement had minimal value since (a) there is no obvious  natural  strategic  buyer for the  entire  company  (given the 2 diverse  divisions),  (b) Topps was prevented  from  selling the  Company in pieces (to 2 potential  strategic buyers)  under the Merger  Agreement and (c) as you know,  private  equity firms are very  reluctant  to compete  against each other during a go-shop process.  To maximize value, you had to conduct an intelligent process and this was, as clearly  acknowledged  by the  Delaware  Court,  anything but intelligent. This go-shop was a sham!
   5. It should be clear to all that there is a huge gap  between the margins of
      Topps and its competitors.  With a properly run business,  we believe that this gap can be meaningfully  closed which would create  tremendous  value for stockholders.
   6. We have talked to some very  qualified  CEOs.  It should be clear from our slate of directors  the level of people we have been able to aggregate and that  should  give you a sense of the  type of CEO we  could  attract  and retain.
   7. Finally,  Topps  claims  that I said that $10  would  scare  Eisner.  This couldn't  be  further  from the  truth.  WHAT I SAID  WAS THAT AT $10,  WE
      SHOULDN'T WASTE MANAGEMENT AND THE BOARD'S TIME BECAUSE THIS PRICE WAS TOO
      LOW.  Willkie Farr's  litigators  twisted the truth (and as you have seen, they  are  quite  good at this)  and went to argue  that in front of Judge
      Strine.  I wasn't there to defend myself.  To add  appropriate  context to what I said is that under existing  management  Topps will not realize its full  potential,  which we  believe  to be $16 to $18 a share in two years under  a new  management  team  that  implements  similar  value-enhancing changes  as  the  private  equity  buyers  are  likely  to  undertake  for themselves  and not for  Topps'  stockholders.  Topps  also  said in their letter that I recommended  a dividend over a buyback.  They just forgot to add that this was under current management!

In conclusion, our view is that Topps has been mismanaged for years, the process that Topps went  through was flawed and  regardless  of the fact that Upper Deck has withdrawn its $10.75 offer,  whatever the reason,  the fact remains that the
$9.75 merger does not provide full and fair value for the Company's shares.

                                                Regards,

                                                /s/ Arnaud Ajdler
                                                --------------------------------
                                                Arnaud Ajdler

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The  Committee  to Enhance  Topps  (the  "Committee"),  together  with the other participants  named below, has made a definitive  filing with the Securities and
Exchange  Commission  ("SEC") of a proxy  statement,  a proxy  supplement and an accompanying  proxy  card to be used to  solicit  votes in  connection  with the solicitation  of proxies  against a proposed  merger  between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC, and an investment firm controlled by Michael Eisner, which will be voted on at a meeting of the Company's stockholders (the "Merger Proxy Solicitation").

Crescendo Advisors ("Crescendo Advisors"),  together with the other participants named  below,  intends to make a  preliminary  filing  with the  Securities  and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the election of its nominees at the 2007 annual meeting of stockholders of Topps (the "Annual Meeting Proxy Solicitation").

THE COMMITTEE AND CRESCENDO  ADVISORS ADVISE ALL  STOCKHOLDERS OF THE COMPANY TO
READ  THE  PROXY  STATEMENT,   AND  OTHER  PROXY   MATERIALS,   INCLUDING  PROXY
SUPPLEMENTS,  IN CONNECTION WITH EACH OF THE MERGER PROXY  SOLICITATION  AND THE
ANNUAL MEETING PROXY  SOLICITATION  AS THEY BECOME  AVAILABLE  BECAUSE THEY WILL
CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS  WILL BE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATIONS  WILL  PROVIDE  COPIES  OF THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE  PARTICIPANTS'  PROXY  SOLICITOR,  D.F.  KING & CO.,  INC. AT ITS  TOLL-FREE
NUMBER: (800) 628-8532.

The participants in the Merger Proxy  Solicitation are Crescendo Advisors LLC, a
Delaware limited liability company  ("Crescendo  Advisors"),  Crescendo Partners
II, L.P., Series Y, a Delaware limited  partnership  ("Crescendo  Partners II"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"),  Crescendo Partners III, L.P., a Delaware limited  partnership
("Crescendo Partners III"),  Crescendo  Investments III, LLC, a Delaware limited liability company ("Crescendo  Investments III"), Eric Rosenfeld,  Arnaud Ajdler
and  The   Committee   to  Enhance   Topps  (the  "Merger   Proxy   Solicitation
Participants").

The  participants  in the Annual Meeting Proxy  Solicitation  include the Merger
Proxy Solicitation  Participants,  together with Timothy E. Brog, John J. Jones,
Michael Appel, Jeffrey D. Dunn, Charles C. Huggins,  Thomas E. Hyland, Thomas B.
McGrath  and  Michael  R.  Rowe  (the   "Annual   Meeting   Proxy   Solicitation
Participants").  Together,  the Merger Proxy  Solicitation  Participants and the
Annual  Meeting Proxy  Solicitation  Participants  are referred to herein as the
"Participants."

Crescendo Advisors  beneficially owns 100 shares of common stock of the Company.
Crescendo  Partners II beneficially owns 2,568,200 shares of common stock of the
Company. As the general partner of Crescendo Partners II, Crescendo  Investments
II may be  deemed  to  beneficially  own the  2,568,200  shares  of the  Company beneficially owned by Crescendo Partners II. Crescendo Partners III beneficially owns 126,500  shares of common stock of the Company.  As the general  partner of
Crescendo Partners III, Crescendo  Investments III may be deemed to beneficially own the 126,500 shares of the Company  beneficially  owned by Crescendo Partners
III. Eric Rosenfeld may be deemed to  beneficially  own 2,694,900  shares of the
Company,  consisting  of 100 shares held by Eric  Rosenfeld  and Lisa  Rosenfeld
JTWROS,  2,547,700  shares Mr.  Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of Crescendo  Investments II, 126,500 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments III and 100 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of
Crescendo  Advisors.  Mr. Ajdler  beneficially owns 2,301 shares of the Company.

Timothy E. Brog beneficially owns 133,425 shares of common stock of the Company,
John J. Jones beneficially owns 2,301 shares of common stock of the Company, and none of Michael Appel,  Jeffrey D. Dunn,  Charles C. Huggins,  Thomas E. Hyland,
Thomas B.  McGrath  and  Michael R. Rowe  beneficially  own any shares of common stock of the Company.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
D.F. King & Co., Inc.
(800) 628-8532
--------------------------------------------------------------------------------